SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: December 19, 1996
              (Date of earliest event reported: December 11, 1996)



                      SANTA BARBARA BANCORP
             (Exact Name of Registrant as specified in its charter)

                            California
                 (State or other jurisdiction of incorporation)


      0-1113                           95-3673456
(Commissioner File Number)   (IRS Employer Identification No.)

    1021 Anacapa Street, Santa Barbara, California 93101
         (Address of principal executive offices)


                        (805) 966-9176
              (Registrant's telephone number, including area code)


                          Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.             Acquisition or Disposition of Assets

         On December 11, 1996, Registrant entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization") with First Valley Bank, a California banking association with its principal offices in Lompoc, California (the "Bank"), pursuant to which Registrant would acquire all of the issued and outstanding capital stock of the Bank through the merger of a newly-formed wholly owned subsidiary of Registrant into the Bank. As of December 11, 1996, the Bank had issued and outstanding 450,000 shares of capital stock. In the merger, Registrant would pay a cash consideration of $58 per share, for an aggregate consideration of $26,100,000. The amount of the cash consideration per share payable by Registrant will increase by the amount of $.011 per day if the merger is not effected on or before March 31, 1997.

         The consummation of the merger is subject to the satisfaction of various customary conditions, including, but not limited to, the approval of the merger by the Bank's shareholders, and Registrant and the Bank obtaining all required governmental approvals of the merger, including approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation and the California Superintendent of Banking. In addition, it is a condition to the merger that no more than 10% of the issued and outstanding shares of capital stock of the Bank have demanded or are entitled to demand the payment of the fair market value of their shares as dissenting shareholders.

         Registrant shall have a period of 30 calendar days after December 11, 1996 in which to conduct a due diligence review to assess the condition and results of operations of the Bank. If the condition, financial or otherwise, of the Bank is not satisfactory to Registrant, Registrant may terminate the Plan of Reorganization on the 35th calendar day after December 11, 1996 or such later date as is mutually agreed upon by Registrant and the Bank. Either party may terminate the Plan of Reorganization if the merger has not occurred by July 31, 1997, or such other date as the parties may agree.

         The Bank has agreed that, until the earlier of the effective date of the merger and the termination of the Plan of Reorganization, it shall not (i) solicit or initiate discussions with, or (ii) except upon the advise of counsel to the extent required to fulfill the fiduciary duties owed to the Bank's shareholders, discuss or negotiate with any person or entity other than Registrant concerning any merger, tender or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Bank.

         The Plan of Reorganization provides that a termination fee of $1,305,000 shall be paid in the event the Plan of Reorganization is terminated on the occurrence of certain events. The Bank shall be obligated to pay such termination fee to Registrant if (a) Registrant terminates the Plan of Reorganization because (i) the Bank had knowledge of an untrue or inaccurate representation or warranty when made or (ii) the Bank intentionally failed to satisfy or fulfill any covenant or agreement that it could reasonably fulfill, or (b) the Bank terminates the Plan of Reorganization because it has received a proposal for a transaction with another party and the Board of Directors of the Bank has determined that such termination is required to comply with its fiduciary duties or that the Board has determined to alter its recommendation of approval of the Plan of Reorganization to the Bank's shareholders or shall have failed to proceed to hold a special meeting of the shareholders of the Bank. Registrant shall be obligated to pay such termination fee to the Bank if (a) the Bank terminates the Plan of Reorganization because
(i) Registrant had knowledge of an untrue or inaccurate representation or warranty when made, or (ii) Registrant intentionally failed to satisfy or fulfill any covenant or agreement that it could reasonably fulfill, or (b) Registrant is unable to obtain all necessary regulatory approvals and such failure is not due to the condition or results of operations of the Bank, or (c) the results of Registrant's due diligence review are not acceptable to Registrant and Registrant terminates the Plan of Reorganization during the 35-day period described above.

         The discussion of the Plan of Reorganization and the merger set forth above are qualified by the terms of the Agreement and Plan of Reorganization, a copy of which is attached as an Exhibit to this Report.

ITEM 7.             Exhibits

         2.1 Agreement and Plan of Reorganization dated as of December 11, 1996, by and between Santa Barbara Bancorp, a California corporation and registered bank holding company, and First Valley Bank, a California banking association, without Schedules and Exhibits. Registrant will furnish supplementally a copy of any omitted Schedule or Exhibit that the Commission may request.

         2.2 Agreement and Plan of Merger as included as Exhibit A to the Agreement and Plan of Reorganization.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SANTA BARBARA BANCORP
                                                      a California corporation


Date:                                             By
                                                  David W. Spainhour, President

                      AGREEMENT AND PLAN OF REORGANIZATION
                                     BETWEEN
                              SANTA BARBARA BANCORP
                                       AND
                                FIRST VALLEY BANK


                                   EXHIBIT 2.1













                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             SANTA BARBARA BANCORP,
                            SANTA BARBARA, CALIFORNIA

                                       AND

                               FIRST VALLEY BANK,
                               LOMPOC, CALIFORNIA





                          Dated as of December 11, 1996







FINIDAL:48103.6 29490-00005

                                TABLE OF CONTENTS

ARTICLE I.
  ACQUISITION OF THE BANK BY PURCHASER........................................1
  SECTION 1.01  Merger of the Newco with and into the Bank....................1
  SECTION 1.02  Effects of the Merger.........................................2
  SECTION 1.03  Articles and Bylaws...........................................2
  SECTION 1.04  Directors and Officers........................................2
  SECTION 1.05  Conversion of the Bank Stock..................................2
  SECTION 1.06  Shareholders' Meeting.........................................3
  SECTION 1.07  Delivery of Consideration.....................................3
  SECTION 1.08 Access; Due Diligence..........................................4

ARTICLE II.
  THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE........................4
  SECTION 2.01  Time and Place of the Closing and Closing Date................4
  SECTION 2.02  Actions to be Taken at the Closing by the Bank................5
  SECTION 2.03  Actions to be Taken at the Closing by Purchaser...............6
  SECTION 2.04   Further Assurances...........................................7
  SECTION 2.05  Effective Date................................................7

ARTICLE III.
  REPRESENTATIONS AND WARRANTIES OF THE BANK..................................8
  SECTION 3.01  Organization and Qualification................................8
  SECTION 3.02  Execution and Delivery........................................8
  SECTION 3.03  Capitalization................................................8
  SECTION 3.04  Compliance with Laws, Permits and Instruments.................9
  SECTION 3.05  Financial Statements..........................................9
  SECTION 3.06  Undisclosed Liabilities......................................10
  SECTION 3.07  Litigation...................................................10
  SECTION 3.08  Consents and Approvals.......................................10
  SECTION 3.09  Title to Assets..............................................11
  SECTION 3.10  Absence of Certain Changes or Events.........................11
  SECTION 3.11  Leases, Contracts and Agreements.............................13
  SECTION 3.12  Taxes........................................................14
  SECTION 3.13  Insurance....................................................15
  SECTION 3.14  No Adverse Change............................................15
  SECTION 3.15  Patents, Trademarks and Copyrights...........................15
  SECTION 3.16  Transactions with Certain Persons and Entities...............15
  SECTION 3.17  Evidences of Indebtedness....................................16
  SECTION 3.18  Condition of Assets..........................................16
  SECTION 3.19  Environmental Compliance.....................................16
  SECTION 3.20  Regulatory Compliance........................................17
  SECTION 3.21  Absence of Certain Business Practices........................17
  SECTION 3.22  Proxy Statement..............................................17
  SECTION 3.23  Dissenting Shareholders......................................18
  SECTION 3.24  Books and Records............................................18
  SECTION 3.25  Forms of Instruments, Etc....................................18
  SECTION 3.26  Fiduciary Responsibilities...................................18
  SECTION 3.27  Guaranties...................................................18
  SECTION 3.28  Voting Trust or Buy-Sell Agreements..........................18
  SECTION 3.29  Employee Relationships.......................................18

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                                       (i)

  SECTION 3.30  Employee Benefit Plans.......................................19
  SECTION 3.32  Representations Not Misleading...............................20

ARTICLE IV.
  REPRESENTATIONS AND WARRANTIES OF PURCHASER................................21
  SECTION 4.01  Organization and Qualification...............................21
  SECTION 4.02  Execution and Delivery.......................................21
  SECTION 4.03  Compliance with Laws, Permits and Instruments................21
  SECTION 4.04  Litigation...................................................21
  SECTION 4.05  Consents and Approvals.......................................22
  SECTION 4.06  Proxy Statement..............................................22
  SECTION 4.07 Mitchell Litigation...........................................22
  SECTION 4.08  Representations Not Misleading...............................22

ARTICLE V.
  COVENANTS OF THE BANK......................................................23
  SECTION 5.01  Best Efforts.................................................23
  SECTION 5.02  Merger Agreement.............................................23
  SECTION 5.03  Affiliate Merger.............................................23
  SECTION 5.04  Information for Applications.................................23
  SECTION 5.05  Required Acts of the Bank.  .................................23
  SECTION 5.06  Prohibited Acts of the Bank.  ...............................25
  SECTION 5.07  Access; Pre-Closing Investigation............................27
  SECTION 5.08  Invitations to and Attendance at Directors' and
                   Committee Meetings........................................28
  SECTION 5.09  Additional Financial Statements.  ...........................28
  SECTION 5.10  Untrue Representations.......................................28
  SECTION 5.11  Litigation and Claims........................................28
  SECTION 5.12  Adverse Changes..............................................28
  SECTION 5.13  No Negotiation with Others...................................29
  SECTION 5.14  Consents and Approvals.......................................29
  SECTION 5.15  Environmental Investigation; Right to Terminate Agreement....29
  SECTION 5.16  Proxies......................................................30

ARTICLE VI.
  COVENANTS OF PURCHASER.....................................................30
  SECTION 6.01  Best Efforts.................................................31
  SECTION 6.02  Incorporation and Organization of Newco......................31
  SECTION 6.03  Merger Agreement.............................................31
  SECTION 6.04  Information for Applications.................................31
  SECTION 6.05  Acts of Newco................................................31
  SECTION 6.06  Untrue Representations.......................................31
  SECTION 6.07  Litigation and Claims........................................31
  SECTION 6.08  Regulatory and Other Approvals...............................32
  SECTION 6.09  Adverse Change...............................................32

ARTICLE VII.
  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BANK........................32
  SECTION 7.01  Compliance with Representations, Warranties and Agreements...32
  SECTION 7.02  Shareholder Approvals........................................32
  SECTION 7.03  Government and Other Approvals...............................32
  SECTION 7.04  No Litigation................................................33
  SECTION 7.05  Opinion of Legal Counsel to Purchaser........................33

ARTICLE VIII.
  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER.......................33
  SECTION 8.01  Compliance with Representations, Warranties and Agreements...33
  SECTION 8.02  Shareholder Approvals........................................34
  SECTION 8.03  Government and Other Approvals...............................34
  SECTION 8.04  No Litigation................................................34
  SECTION 8.05  Opinion of Legal Counsel to the Bank.........................35
  SECTION 8.06  Dissenting Shareholders......................................35
  SECTION 8.07  Accounting Treatment.........................................35
  SECTION 8.08  Releases and Resignations....................................35
  SECTION 8.09 Employment Arrangements.......................................35
  SECTION 8.10 No Material Adverse Change....................................35

ARTICLE IX.
  EXPENSES, TERMINATION AND ABANDONMENT......................................35
  SECTION 9.01 Expenses......................................................35
  SECTION 9.02  Termination..................................................36
  SECTION 9.03  Notice of Termination........................................37
  SECTION 9.04  Effect of Termination........................................37

ARTICLE X.
  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................38
  SECTION 10.01  Survival of Representations and Warranties..................38

ARTICLE XI.
  CONFIDENTIAL INFORMATION...................................................38
  SECTION 11.01  Definition of "Recipient," "Disclosing Party,"
                 "Representative" and "Person"...............................38
  SECTION 11.02  Definition of "Subject Information".........................38
  SECTION 11.03  Confidentiality.............................................38
  SECTION 11.04  Securities Law Concerns.....................................39
  SECTION 11.05  Return of Subject Information...............................39
  SECTION 11.06  Specific Performance/Injunctive Relief......................39

ARTICLE XII.
  MISCELLANEOUS..............................................................39
  SECTION 12.01  Brokerage Fees and Commissions..............................39
  SECTION 12.02  Entire Agreement............................................40
  SECTION 12.03  Further Cooperation.........................................40
  SECTION 12.04  Severability................................................40
  SECTION 12.05  Notices.....................................................40
  SECTION 12.06  GOVERNING LAW...............................................42
  SECTION 12.07  Multiple Counterparts.......................................42
  SECTION 12.08  Certain Definitions.........................................42
  SECTION 12.09  Specific Performance........................................44
  SECTION 12.10  Attorneys' Fees and Costs...................................44
  SECTION 12.11  Rules of Construction.......................................44
  SECTION 12.12  Binding Effect; Assignment..................................44
  SECTION 12.13  Public Disclosure...........................................45
  SECTION 12.14  Extension; Waiver...........................................45
  SECTION 12.15  Amendments..................................................45

                                    EXHIBITS

Exhibit "A"                -        Merger Agreement
Exhibit "B"                -        Voting Agreement and Irrevocable Proxy
-----------
Exhibit "C"                -        Opinion of Counsel to Purchaser
-----------
Exhibit "D"                -        Opinion of Counsel to the Bank
-----------
Exhibit "E"                -        Form of Release to Be Executed By Directors
-----------
Exhibit "F"                -        Form of Release to Be Executed By Officers
-----------


                                    SCHEDULES

Schedule 3.06              -        Undisclosed Liabilities
Schedule 3.07              -        Litigation
Schedule 3.09              -        Liens, Mortgages, Security Interests
                                       and Encumbrances
Schedule 3.10              -        Certain Changes or Events
Schedule 3.11              -        Contracts
Schedule 3.12              -        Tax Matters
Schedule 3.13              -        Insurance Matters
Schedule 3.16              -        Transactions With Insiders
Schedule 3.17              -        Credit Information
Schedule 3.20              -        Regulatory Compliance
Schedule 3.21              -        Certain Business Practices
Schedule 3.26              -        Fiduciary Responsibilities
Schedule 3.30              -        Employee Benefit Plans
Schedule 3.31              -        Derivatives


                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 11th day of December 1996, by and between Santa Barbara Bancorp, a California corporation and registered bank holding company with its principal offices in Santa Barbara, California ("Purchaser"), and First Valley Bank, a California banking association with its principal offices in Lompoc, California (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Bank is a California banking corporation duly organized and existing under the laws of the State of California and has, and will have as of the Effective Date (as defined herein), 450,000 shares of common stock, par value $1.00 per share ("Bank Stock") issued and outstanding.

         WHEREAS, this Agreement provides for the incorporation of a new corporation ("Newco") as a wholly-owned subsidiary of Purchaser in order for Purchaser to acquire 100% of the Bank Stock through the merger of the Newco with and into the Bank (the "Merger");

         WHEREAS, Purchaser and the Bank believe that the Merger, as provided for, and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Purchaser and the Bank and their respective shareholders;

         WHEREAS, Purchaser and the Bank desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

         WHEREAS, the respective boards of directors of Purchaser and the Bank have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution thereof.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:


                                   ARTICLE I.
                      ACQUISITION OF THE BANK BY PURCHASER

         SECTION 1.01 Merger of the Newco with and into the Bank. Subject to the terms and conditions of this Agreement and the Agreement and Plan of Merger between the Bank and the Newco (the "Merger Agreement"), attached hereto as Exhibit "A", Purchaser and the Bank shall

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                                                         1
cause the Newco to be merged with and into the Bank pursuant to the provisions of Section 1107 of the California General Corporation Law ("Section 1107").

         SECTION 1.02 Effects of the Merger. The Merger shall have the effects set forth in Section 1107. The bank resulting from the Merger (the "Resulting Bank") shall be deemed to be a continuation in entity and identity of each of the Bank and the Newco; shall be subject to all the liabilities, obligations, duties and relations of each merging party, and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to the Bank and Newco. If, on the Effective Date, the Bank is acting as trustee, guardian, executor, administrator or in any other fiduciary capacity, the Resulting Bank shall, without the necessity of any judicial action or action by the creator of such trust, continue such office, trust or fiduciary relationship and shall perform all of the duties and obligations and exercise all of the powers and authority connected with or incidental to such fiduciary relationship in the same manner as though the Resulting Bank had been originally named or designated as such fiduciary. The naming or designating by a testator, or the creator of a living trust, of the Bank to act as trustee, guardian, executor or in any other fiduciary capacity shall be considered the naming or designating of the Resulting Bank. The name of the Resulting Bank shall be "First Valley Bank." The existing office and facilities of the Bank shall be the principal office and facilities of the Resulting Bank following the Merger.

         SECTION 1.03 Articles and Bylaws. The Articles and Bylaws, respectively, of the Resulting Bank shall be as set forth in the Merger Agreement attached hereto as Exhibit "A".

         SECTION 1.04 Directors and Officers. The directors, advisory directors and officers of the Resulting Bank at the Effective Date shall be as set forth in the Merger Agreement attached hereto as Exhibit "A".

         SECTION 1.05 Conversion of the Bank Stock.

         A. At the Effective Date by virtue of this Agreement and without any further action on the part of any holder, all holders of the Bank Stock (the "Shareholders") shall be entitled to receive from Purchaser, as of the Effective Date, $58.00 in cash (the "Merger Consideration") for each share of Bank Stock owned by such holder at the Effective Date; provided, however, that in the event the Effective Date does not occur on or prior to March 31, 1997, the Merger Consideration per share shall increase by $.011 per day commencing April 1, 1997 and continuing through the Effective Date.

         B. The number of shares of common stock of Newco (the "Newco Stock") outstanding at the Effective Date shall, at the Effective Date and by virtue of the Merger and without any action on the part of Purchaser or any other party as holder thereof, be converted into a like number of shares of common stock of the Resulting Bank with a par value of $1.00 per share, with the effect that the number of shares of the common stock of the Resulting Bank outstanding immediately after the Effective Date shall be equal to the aggregate number of shares of Bank Stock issued and outstanding immediately before the Effective Date.

         C. The shares of the Bank Stock issued and outstanding at the Effective Date shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are preferred with respect thereto, be converted into the right to receive the consideration set forth in Section 1.05(A).

         D. On or following the Effective Date, each holder of the Bank Stock shall be required to surrender his shares of Bank Stock to Santa Barbara Bank & Trust ("the Exchange Agent") and, upon such surrender, each such holder shall be entitled to receive from Purchaser an amount of cash as determined pursuant to
Section 1.05(A). Until so surrendered, each such outstanding certificate representing shares of Bank Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive such consideration from Purchaser as described in Section 1.05(A).

         SECTION 1.06 Shareholders' Meeting. The Bank, acting through its Board of Directors, in accordance with applicable law, shall:

     A. Duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable for the purpose of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby;

     B. Require the holders of no more than the minimum required percentage of each class of the Bank Stock entitled to vote on the Merger and the Merger Agreement to approve the Merger and the Merger Agreement;

     C. Subject to its fiduciary duties to the shareholders of the Bank, include in the Proxy Statement (defined in Section 1.06(D)) the recommendation of its Board of Directors that the shareholders of the Bank vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby; and

     D. Cause the Proxy Statement to be mailed to the shareholders of the Bank as soon as practicable, and use its best efforts to obtain the approval and adoption of the Merger and the Merger Agreement by the holders of at least the minimum required percentage of each class of the Bank Stock entitled to vote on the Merger and the Merger Agreement. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance satisfactory to Purchaser and are collectively referred to herein as the "Proxy Statement."

     SECTION 1.07 Delivery of Consideration. At the Closing, the Bank shall provide the Exchange Agent with a shareholder list, which list shall be certified by the Bank's Cashier. Provided that all necessary shareholder and regulatory approvals have been obtained, The Exchange Agent shall forward letters of transmittal for use in exchanging such holder's certificates for the Merger Consideration to all of the shareholders on the certified shareholder list as promptly as possible, but in no event later than three (3) business days after the Effective Date. Promptly after receipt of such certificates and letters of transmittal, the Exchange Agent shall review the executed letters of transmittal in order to verify proper execution. Provided that a letter of transmittal is properly completed, accompanied by all of the appropriate stock certificates and made available for review by the Exchange Agent, the Exchange Agent shall pay to such shareholder the consideration set forth in Section 1.05(A), with respect to shares of the Bank Stock. Shareholders who do not provide properly completed letters of transmittal and all appropriate stock certificates to the Exchange Agent shall receive their consideration promptly following receipt of those documents by the Exchange Agent. In the event that a letter of transmittal contains an error, is incomplete or is not accompanied by all appropriate stock certificates, then the Exchange Agent will notify the shareholder promptly of the need for further information. If any record shareholder of the Bank is unable to locate any certificate evidencing the Bank Stock, such shareholder shall submit an indemnity agreement to the Exchange Agent in a form acceptable to the Exchange Agent in lieu of such certificate. Notwithstanding the foregoing, neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of certificates representing the Bank Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. No interest shall be payable with respect to the payment of the Merger Consideration.

         SECTION 1.08 Access; Due Diligence. Subject to the confidentiality provisions of Article XI, the Bank shall, for a period of thirty (30) calendar days following the date of this Agreement, afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Purchaser full access to the properties, books, contracts and records of the Bank in order to conduct due diligence of the Bank to assess the condition and results of operations of the Bank. If the condition, financial or otherwise, of the Bank is not satisfactory to Purchaser, Purchaser shall have the right to terminate this Agreement by giving written notice pursuant to
Section 12.05 of this Agreement to the Bank by 5:00 p.m. on the thirty-fifth
(35th) calendar day following the date of this Agreement or by such later date as is mutually agreed upon by the Bank and the Purchaser.




                                   ARTICLE II.
              THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE

     SECTION 2.01 Time and Place of the Closing and Closing Date. On a date mutually agreeable to Purchaser and the Bank after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute suchdocuments and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

         The Closing shall take place at the offices of Santa Barbara Bank & Trust, 1021 Anacapa Street, Santa Barbara, California 93101-2036 on the Closing Date, or at such other place to which the parties may agree.

         SECTION 2.02 Actions to be Taken at the Closing by the Bank. At the Closing, the Bank shall execute and acknowledge (where appropriate) and deliver to Purchaser such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Purchaser's obligations to close hereunder):

     A. True, correct and complete copies of the Articles of Incorporation of the Bank and all amendments thereto, and true, correct and complete copies of the Bylaws of the Bank and all amendments thereto, as approved by the Superintendent of Banks of the State Banking Department of California ("California Superintendent").

     B. A certificate of existence, dated as of a recent date, issued by the California Superintendent, duly certifying as to the existence of the Bank under the laws of the State of California.

     C. A certificate of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of the Bank in the State of California.

     D. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA").

     E. A certificate, dated as of the Closing Date, executed by the President or other appropriate executive officer of the Bank, pursuant to which such officer shall certify (a) the due adoption by the Board of Directors of the Bank of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of the Bank of resolutions authorizing the Merger and the execution and delivery of the Merger Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (c) the incumbency and true signatures of those officers of the Bank duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Bank.

     F. A certificate, dated as of the Closing Date, executed by the chief executive officer of the Bank, pursuant to which the Bank shall certify, to the best knowledge of such officer, that all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that except as expressly permitted by this Agreement there shall have been no Material Adverse Change (as defined in Section 12.08(c)) since December 31, 1995.

     G. All consents required to be obtained by the Bank from third parties to consummate the transactions contemplated by this Agreement.

     H. An opinion of counsel to the Bank substantially in the form of Exhibit "D" attached hereto.

     I. All other documents required to be delivered to Purchaser by the Bank under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Purchaser or its counsel.

     SECTION 2.03 Actions to be Taken at the Closing by Purchaser. At the Closing, Purchaser shall execute and acknowledge (where appropriate) and deliver to the Bank such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to the Bank's obligations to close hereunder):

     A. True, correct and complete copies of Purchaser's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of California.

     B. True, correct and complete copies of the Articles of Incorporation and all amendments thereto, of Newco, duly certified as of a recent date by the Secretary of State of the State of California.

     C. Good standing and existence certificates for Purchaser, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of Purchaser in the State of California.

     D. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Purchaser pursuant to which such officer shall certify (a) the due adoption by the Board of Directors of Purchaser of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of Purchaser duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Purchaser, and (c) that the copy of the Bylaws of Purchaser attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

     E. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Newco, pursuant to which such officer shall certify
(a) the due adoption by the Board of Directors of Newco of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement and the taking of all actions contemplated thereby; (b) the due adoption by the sole shareholder of the Newco of resolutions authorizing the Merger and the execution and delivery of the Merger Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (c) the incumbency and true signatures of those officers of Newco duly authorized to act on its behalf in connection with the transactions contemplated by the Merger Agreement and to execute and deliver the Merger Agreement and the taking of all actions contemplated thereby on behalf of Newco; and (d) that the copy of the Bylaws of Newco attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

     F. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Purchaser, pursuant to which Purchaser shall certify, to the best knowledge of such officer, that all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date.

     G. All consents required to be obtained by Purchaser or Newco from third parties to consummate the transactions contemplated by this Agreement.

     H. An opinion of counsel to Purchaser substantially in the form of Exhibit "C" attached hereto.

     I. All other documents required to be delivered to the Bank by Purchaser under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Bank or its counsel.

     SECTION 2.04 Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.

     SECTION 2.05 Effective Date. The "Effective Date" as that term is used in this Agreement means the effective date of the Merger under the Merger Agreement.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF THE BANK

         The Bank hereby makes the representations and warranties set forth in this Article III to Purchaser. The Bank agrees at the Closing to provide Purchaser with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

         SECTION 3.01 Organization and Qualification. The Bank is a California banking corporation duly organized, validly existing and in good standing under all laws, rules and regulations of the State of California. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles and Bylaws of the Bank, as amended to date, certified by the President of the Bank, have been delivered to Purchaser. The Bank is an insured bank as defined in the FDIA. The Bank does not own or control any Affiliate (as defined in Section 12.08(A)) or Subsidiary (as defined in Section 12.08(B)). The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction other than the State of California. The Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

         SECTION 3.02 Execution and Delivery. The Bank has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by the Bank and each constitutes the legal, valid and binding obligation of the Bank, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors of California banks generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     SECTION 3.03 Capitalization. The entire authorized capital stock of the Bank consists of 500,000 shares of Bank Stock, par value $1.00 per share, 450,000 of which are issued and outstanding. There are no (i) other outstanding equity securities of any kind or character, including but not limited to preferred stock, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating the Bank to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of the Bank Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of the Bank Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of the Bank Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

         SECTION 3.04 Compliance with Laws, Permits and Instruments. The Bank is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles or Bylaws of the Bank, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to the Bank or its assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to the Bank or its assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to result in a Material Adverse Change.

         The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles or Bylaws of the Bank, (ii) any mortgage, indenture, lease, contract, agreement or other instrument applicable to the Bank or its assets, operations, properties or businesses or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Bank or its assets, operations, properties or businesses.

     SECTION 3.05 Financial Statements. The Bank has furnished to Purchaser true and complete copies of (i) the audited balance sheets of the Bank as of December 31, 1993, 1994 and 1995, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995, (ii) unaudited balance sheet of the Bank as of September 30, 1996, and the related unaudited statement of income for the nine-month period ended September 30, 1996 and (iii) Statements of Condition and Income ("Call Reports") of the Bank for the periods ended December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 (such balance sheets and the related statements of income, stockholders' equity and cash flows and the Call Reports are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements fairly present, in all material respects, the financial position of the Bank as of the respective dates thereof and the results of operations and changes in financial position of the Bank for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), unless otherwise instructed by the Instructions to the Call Reports, which instructions represent regulatory accounting principles ("RAP"), in which instance such information is presented in conformity with RAP, applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Bank. The Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

         The Bank has calculated its allowance for loan losses in accordance with RAP as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of the Bank, the allowance for loan losses account for the Bank is, and as of the Clos ing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

         SECTION 3.06 Undisclosed Liabilities. The Bank does not have any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Benefit Plan (as defined in Section 3.30) or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Financial Statements or (ii) as disclosed on
Schedule 3.06.

         SECTION 3.07 Litigation. Except as set forth on Schedule 3.07 and except for the litigation described in Section 4.07, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened against or affecting the Bank at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves the Bank or any of its properties or capital stock that would reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and the Bank does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Bank, threatened against the Bank that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 3.08 Consents and Approvals. The Bank's Board of Directors (at a meeting called and duly held) has resolved, subject to its fiduciary duties to the shareholders of the Bank, to recommend approval and adoption by the Bank's shareholders of the Merger and the Merger Agreement. Except as disclosed in
Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party isrequired on the part of the Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by the Bank of the transactions contemplated hereby or thereby.

         SECTION 3.09 Title to Assets. True and complete copies of all existing deeds, leases and title insurance policies for all real property owned or leased by the Bank and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to Purchaser. The Bank has good and indefeasible title to all of its assets and properties including, without limitation, all personal and intangible properties reflected in the Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as described in Schedule 3.09,
(ii) as noted in the Financial Statements, or as set forth in the documents delivered to Purchaser pursuant to this Section 3.09, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Financial Statements.

         SECTION 3.10 Absence of Certain Changes or Events. Except as disclosed on Schedule 3.10 since December 31, 1995, the Bank has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

                 A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate, has resulted in a Material Adverse Change, except for expenses related to this transaction, deposits taken and federal funds purchased and current liabilities for trade or business obligations;

     B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

     C. Declared or made any payment of dividends or other distribution to its shareholders, (other than regular semi-annual dividends of $.50 per share) or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

     D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

     E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

     F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Schedule 3.09, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) for those assets and properties disposed of for fair value since the dates of the Financial Statements.

     G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim (except pursuant to the settlement of litigation described in Section 3.10(L)) of material value;

     H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would result in a Material Adverse Change;

     I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.15) or modified any existing rights with respect thereto;

     J. Except for periodic increases consistent with past practices and with the Bank's 1996 budget, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

     K. Except for improvements or betterments relating to Properties (as defined in Section 3.19), made any capital expenditures or capital additions or betterments in excess of an aggregate of $75,000;

     L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $75,000;

     M. Permitted any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

     N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

     O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation other than letters of credit issued in the ordinary course of business;

     P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

     Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

     R. Sold (provided, however, that payment at maturity is not deemed a sale), any investment securities in a single transaction involving a book gain or loss of more than $25,000 on such sale or purchased any investment securities other than purchases of U.S. Treasury securities with a maturity of less than two years;

     S. Made, renewed, extended the maturity of, or altered any of the material terms of any criticized loan to any single borrower and his related interests without regard to whether such transaction was in the ordinary course of business or whether it was consistent with past or safe and sound banking practices; or

     T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through
S. above.

     SECTION 3.11 Leases, Contracts and Agreements. Schedule 3.11 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Bank is a party (the "Contracts"), and which involved payments to or by the Bank in excess of $75,000 during the term of such Contracts. The Bank has delivered to Purchaser true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by the Bank, but does include unfunded loan commitments and letters of credit issued by the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $500,000. Except as set forth in Schedule 3.11, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Bank. To the knowledge of the Bank, all of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.11, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Bank has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

         SECTION 3.12 Taxes. The Bank has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by the Bank, or for which the Bank may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by the Bank with respect to employees' withholding taxes have been duly made. The Bank is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Except as set forth in Schedule 3.12, within the last six
(6) years, the Bank's Federal income tax return has not been audited or examined and no such audit is currently pending or threatened. The Bank has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to the Bank or any waiver or agreement by the Bank for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 3.12, the Bank (i) within the past six (6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change.

     The amounts set up as provisions for current or deferred taxes on the Financial Statements are sufficient for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of the Bank applicable to the periods covered by the Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of the Bank as filed with the Internal Revenue Service (the "IRS") for the years ended December 31, 1993, 1994, and 1995, have been delivered to Purchaser.

         SECTION 3.13 Insurance. Schedule 3.13 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of the Bank. All such policies (a) are sufficient for compliance by the Bank with all requirements of insurance law and all applicable agreements to which the Bank is a party, (b) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (c) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (d) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. The Bank is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Schedule 3.13, the Bank has not been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which the Bank has applied for any such insurance within the last two (2) years. Each property of the Bank is insured for the benefit of the Bank in amounts deemed adequate by the Bank's management against risks customarily insured against. There have been no claims under any fidelity bonds of the Bank within the last three (3) years, and the Bank is not aware of any facts that would form the basis of a claim under such bonds.

         SECTION 3.14 No Adverse Change. Except as disclosed in the representations and warranties made in this Article III, there has not been any Material Adverse Change since December 31, 1995, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

         SECTION 3.15 Patents, Trademarks and Copyrights. The Bank does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of the Bank, except for licensed computer software. The Bank is not infringing upon or otherwise acting adversely to any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or, to the knowledge of the Bank, threatened, with respect thereto.

     SECTION 3.16 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 3.16, the Bank does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of the Bank, and none of such persons owes any amount to the Bank. Except as set forth in Schedule 3.16, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Bank, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any present or former officers or directors of the Bank.

         SECTION 3.17 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of the Bank are, to the Bank's best knowledge, legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against the Bank or the present holder thereof, except as disclosed in
Schedule 3.17. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). The Bank has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified by the Bank as problem loans on the internal watch list of the Bank, a copy of which as of November 8, 1996, has been provided to Purchaser.

         SECTION 3.18 Condition of Assets. All tangible assets used by the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. None of the Bank's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

     SECTION 3.19 Environmental Compliance.

     A. The Bank and all of the Properties and the Bank's operations are in compliance in all material respects with all Environmental Laws (as defined in Section 12.08(D)). The Bank is not aware of, nor has the Bank received notice of, any past or present conditions, events, activities, practices or incidents that may interfere with or prevent the Bank's continued compliance in all respects with all Environmental Laws.

     B. The Bank has obtained all permits, licenses and authorizations that are required under any Environmental Laws.

     C. To the Bank's knowledge, no Hazardous Materials (as defined in Section 12.08(C)) exist on, about, or within any of the Properties, nor, to the Bank's knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that the Bank makes and intends to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

     D. There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or threatened against the Bank relating in any way to any Environmental Law. To the best of the Bank's knowledge, the Bank has no liability for remedial action under any Environmental Law. The Bank has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing the Bank that it is or may be liable in any way under any Environmental Law or requesting information to enable such a determination to be made).

     E. As used in this Section 3.19, the term "Property" or "Properties" shall include all real property owned or leased by the Bank, including, but not limited to, properties that the Bank has foreclosed on as well as the Bank's respective banking premises and all improvements and fixtures thereon.

         SECTION 3.20 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by the Bank during the last two (2) years with any federal or state regulatory authority including, without limitation, the California Superintendent, the FDIC, the Board of Governors of the Federal Reserve System ("Federal Reserve") and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on Schedule 3.20, the Bank is not now nor has been, within the past five (5) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies. The Bank does not believe any such regulatory bodies have any present intent to place the Bank under any new administrative action. Except as set forth on
Schedule 3.20, there are no actions or proceedings pending or threatened against the Bank by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 3.21 Absence of Certain Business Practices. Except as set forth on Schedule 3.21, neither the Bank nor any officer, employee or agent of the Bank nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (i) would subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change or (iii) if not continued in the future would result in a Material Adverse Change or would subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 3.22 Proxy Statement. None of the information supplied or to be supplied by the Bank or any of its directors, officers, employees or agents for inclusion in the Bank's Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Bank is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 3.23 Dissenting Shareholders. The Bank has no knowledge of any plan or intention on the part of any of the shareholders of the Bank to make written demand for payment of the fair value of their shares of Bank Stock in the manner provided by applicable law.

         SECTION 3.24 Books and Records. The minute books, stock certificate books and stock transfer ledgers of the Bank (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) the transactions entered therein represent bona fide transactions, and (iv) there have been no transactions involving the business of the Bank that were required to have been set forth therein and that have not been accurately so set forth.

         SECTION 3.25 Forms of Instruments, Etc. The Bank has made, and will make, available to Purchaser copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Bank in the ordinary course of its business.

         SECTION 3.26 Fiduciary Responsibilities. Except as disclosed in
Schedule 3.26, the Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.27 Guaranties. None of the obligations or liabilities of the Bank are guaranteed by any other person, firm or corporation, nor is any outstanding obligation or liability of any other person, firm or corporation guaranteed by the Bank, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law.

         SECTION 3.28 Voting Trust or Buy-Sell Agreements. The Bank is not aware of any agreement between any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of the Bank or any voting agreement or voting trust with respect to shares of capital stock of the Bank (other than those entered into pursuant to Section
5.16 of this Agreement).

     SECTION 3.29 Employee Relationships. The Bank has complied in all material respects with all applicable laws relating to its relationships with its employees, and the Bank believes that the relationships between the Bank and its employees are good. To the knowledge of the Bank, no key executive officer or manager of any of the operations operated by the Bank or any group of employees of the Bank have any present plans to terminate their employment with the Bank. The Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

         SECTION 3.30 Employee Benefit Plans. Set forth on Schedule 3.30 is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986, as amended (the "Code"), and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by the Bank, or with respect to which the Bank has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of the Bank, or the dependents of any thereof, regardless of whether funded (the "Employee Plans").

     No Employee Plan is a defined benefit plan within the meaning of section 3(35) of ERISA. The Bank has delivered or made available to Purchaser true, accurate and complete copies of the documents comprising each Employee Plan, and such other documents, records or other materials related thereto reasonably requested by Purchaser. To the best knowledge of the Bank, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would subject Purchaser or the Bank to any liabilities. Each Employee Plan intended to be qualified under section 401(a) of the Code has a current favorable determination letter and, to the best knowledge of the Bank, has been operated in compliance with applicable law and in accordance with its terms. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of the Bank, none are threatened. No written or oral representations have been made to any employee or former employee of the Bank promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under section 4980B of the Code). Compliance with FAS 106 will not create any material change to the Bank's financial statements. Except as required in connection with qualified plan amendments required by tax law changes, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of the Bank.

         With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which the Bank is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

     A. To the knowledge of the Bank, all Controlled Group Plans that are "group health plans" (as defined in the Code and ERISA) have been operated to the Closing in a manner so as to not subject the Bank to any material liability under Section 4980B of the Code; and

     B. There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five calendar years.

     C. There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

         SECTION 3.31 Derivatives. Except as disclosed on Schedule 3.31, the Bank has not purchased, invested in, created, renewed or held any Derivatives (as defined in Section 12.08(F)).

         SECTION 3.32 Representations Not Misleading. To the Bank's knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of the Bank have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty by the Bank contained in this Agreement, nor any statement, exhibit or schedule furnished to Purchaser by the Bank under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over the Bank or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects the Bank or the Bank's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of the Bank, will in the future result in a Material Adverse Change, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by the Bank.
                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby makes the representations and warranties set forth in this Article IV to the Bank.

         SECTION 4.01 Organization and Qualification. Purchaser is a corporation, duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of California. Purchaser has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

         SECTION 4.02 Execution and Delivery. Purchaser has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Purchaser and each constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 4.03 Compliance with Laws, Permits and Instruments. The execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of Purchaser, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Purchaser or its assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any statute, law, ordinance, rule or regulation applicable to Purchaser.

         SECTION 4.04 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Purchaser, threatened against Purchaser that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Purchaser pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 4.05 Consents and Approvals. Except for shareholder and regulatory approvals, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by Purchaser of the transactions contemplated hereby or thereby.

         SECTION 4.06 Proxy Statement. None of the information supplied or to be supplied to the Bank by Purchaser or any of its directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Purchaser is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 4.07 Mitchell Litigation. Purchaser has had the opportunity to review the Bank's files and the court records with respect to the litigation styled Alison Mitchell v. First Valley Bank, et al. Notwithstanding anything else contained in this Agreement, the existence and final resolution of such litigation shall not be deemed a violation of the Bank's representations and warranties hereunder, a violation of the Bank's covenants hereunder or a Material Adverse Change under the terms of this Agreement.

         SECTION 4.08 Representations Not Misleading. No representation or warranty by Purchaser contained in this Agreement, nor any statement, exhibit or schedule furnished to the Bank by Purchaser under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Purchaser of the facts and circumstances upon which they were based.

                                   ARTICLE V.
                              COVENANTS OF THE BANK

         The Bank hereby makes the covenants set forth in this Article V to Purchaser.

         SECTION 5.01 Best Efforts. The Bank will use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         SECTION 5.02 Merger Agreement. The Bank will, as soon as practicable after the execution of this Agreement, duly authorize and enter into the Merger Agreement, the form of which is attached hereto as Exhibit "A", and perform all of its obligations thereunder.

         SECTION 5.03 Affiliate Merger. At the option of Purchaser, the Bank will cooperate with Purchaser and its Subsidiaries to cause the Bank to merge (the "Affiliate Merger") with, or cause the Bank to merge into, Santa Barbara Bank & Trust immediately after the Effective Date, and the Bank agrees to cooperate and join in with Purchaser and its Subsidiaries in the preparation, execution and processing of all applications and all director, shareholder and regulatory approvals of Purchaser, its Subsidiaries or the Bank necessary or appropriate to obtain regulatory, corporate and other approvals of the Affiliate Merger in a timely manner.

         SECTION 5.04 Information for Applications and Statements. The Bank will promptly, but in no event later than ten (10) business days after receipt of a request by Purchaser, furnish to Purchaser all information concerning the Bank, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by Purchaser to or filed by Purchaser with any governmental body in connection with the transactions contemplated by this Agreement (including pursuant to Section 5.03), or in connection with any other transactions during the pendency of this Agreement, and the Bank represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Bank shall otherwise fully cooperate with Purchaser in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

         SECTION 5.05 Required Acts of the Bank. Prior to the Closing, the Bank shall, unless otherwise permitted in writing by Purchaser:

     A. Operate only in the ordinary course of business and consistent with prudent banking practices;

     B. Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, correspondent banks, officers, directors, employees and agents;

     C. Act in a manner intended to preserve or attempt to preserve its goodwill;

     D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as the Bank may in good faith reasonably dispute;

     E. Except as required by prudent business practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

     F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

     G. File all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

     H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

     I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

     J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past; and

     K. Account for all transactions of the Bank in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP), and maintain the allowance for loan losses account for the Bank in an adequate amount to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

         SECTION 5.06 Prohibited Acts of the Bank. Prior to the Closing, the Bank shall not, without the prior written consent of Purchaser:

     A. Introduce any new material method of management or operation;

     B. Take any action that would reasonably be anticipated to result in a Material Adverse Change;

     C. Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude the Bank from making such representations and warranties at the time of the Closing;

     D. Cause or allow the loss of insurance coverage, unless replaced with coverage that is substantially similar (in amount and insurer) to that now in effect;

     E. Change its Articles of Incorporation or Bylaws or its authorized capital stock;

     F. Enter into any transaction other than in the ordinary course of business;

     G. Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from the Bank except in the form of wages, salaries, fees for legal services and reimbursement of expenses and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business;

     H. Voluntarily incur any obligation or liability, absolute, accrued, contingent or otherwise, except in the ordinary course of business consistent with prudent banking practices;

     I. Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability (other than settling or reserving for the litigation styled Alison Mitchell v. First Valley Bank, et. al.) whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices and except for liabilities incurred in connection with the transactions contemplated hereby;

     J. Declare or make any payment of dividends or other distributions to its shareholders (other than its normal semi-annual cash dividend not to exceed $.50 per share payable during the first calendar quarter of 1997), or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

     K. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

     L. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

     M. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

     N. Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

     O. Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would result in a Material Adverse Change;

     P. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

     Q. Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

     R. Except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $75,000;

     S. Hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $30,000 or hire or employ any person for any newly created position;

     T. Enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

     U. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

     V. Make any, or acquiesce with any, change in any accounting methods, principles or material practices;

     W. Sell any investment securities in a transaction involving a book gain or loss of more than $25,000 on such sale or purchase any investment securities other than purchases of U.S. Treasury securities with a maturity of less than two years (and only after giving notice to Purchaser of any purchases in excess of $2,000,000);

     X. Purchase, invest in, create, review or hold any Derivatives (as defined in Section 12.08(F); or

     Y. Make, renew, extend the maturity of, or alter any of the material terms of any loan, other than classified loans, to any single borrower and his related interests in excess of the principal amount of $1,500,000, provided, however, that Purchaser shall be deemed to have given its consent under this Section 5.06(Y) unless Purchaser objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Purchaser of all information relating to the making, renewal or alteration of such loan.

     Z. Make, renew, extend the maturity of, or alter any of the material terms of any classified loan to any single borrower and his related interests, provided, however, that Purchaser shall be deemed to have given its consent under this Section 5.06(Z) unless Purchaser objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Purchaser of all information relating to the making, renewal or alteration of such loan.

     SECTION 5.07 Access; Pre-Closing Investigation. Subject to the provisions of Article XI, the Bank shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Purchaser full access to the properties, books, contracts and records of the Bank, permit Purchaser to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 5.15) as they may require and furnish to Purchaser during such period all such information concerning the Bank and its affairs as Purchaser may reasonably request, in order that Purchaser may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Bank, including, without limitation, access sufficient to verify the calculation of the Merger Consideration, the value of the assets and the liabilities of the Bank and the satisfaction of the conditions precedent to Purchaser's obligations described in Article VIII of this Agreement. Purchaser shall use its best efforts not to disrupt the normal business operations of the Bank. The Bank agrees at any time, and from time to time, to furnish to Purchaser as soon as practicable, any additional information that Purchaser may reasonably request.

         SECTION 5.08 Invitations to and Attendance at Directors' and Committee Meetings. The Bank shall give notice to two (2) designees of Purchaser and shall invite such persons to attend all regular and special meetings of the board of directors of the Bank and all regular and special meetings of any board or senior management committee of the Bank. The invitees for all board of directors meetings shall be Mr. David W. Spainhour and Mr. William S. Thomas, Jr. Invitees for management committee meetings shall be designated by Purchaser subject to the consent of the Bank, which consent shall not be unreasonably withheld.

         SECTION 5.09 Additional Financial Statements. The Bank shall promptly furnish Purchaser with true and complete copies of (i) each Call Report of the Bank prepared after the date of this Agreement as soon as such reports are made available to the FDIC, (ii) directors' report (iii) unaudited month-end financial statements and (iv) the Bank's audited financial statements for calendar year 1996 as soon as available.

         SECTION 5.10 Untrue Representations. The Bank shall promptly notify Purchaser in writing if the Bank becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Purchaser or any representation or warranty made in or pursuant to this Agreement or that results in the Bank's failure to comply with any covenant, condition or agreement contained in this Agreement.

         SECTION 5.11 Litigation and Claims. The Bank shall promptly notify Purchaser in writing of any litigation, or of any claim, controversy or contingent liability that is expected to become the subject of litigation, against the Bank or affecting any of its properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change, and the Bank shall promptly notify Purchaser of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of the Bank, threatened against the Bank that questions or is likely to question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or any actions taken or to be taken by the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 5.12 Adverse Changes. The Bank shall promptly notify Purchaser in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change. Notwithstanding the disclosure to Purchaser of any such change, the Bank shall not be relieved of any liability to Purchaser pursuant to this Agreement for, nor shall the providing of such information by the Bank to Purchaser be deemed a waiver by Purchaser of, the breach of any representation or warranty of the Bank contained in this Agreement.

         SECTION 5.13 No Negotiation with Others. Until the Effective Date or the termination of this Agreement, the Bank shall not, directly or indirectly, nor shall it permit any of its officers, directors, employees, representatives or agents to, directly or indirectly (i) encourage, solicit or initiate discussions or negotiations with, or (ii) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of the Bank, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Purchaser or its Affiliates or associates or officers, partners, employees or other authorized representatives of Purchaser or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Bank. As soon as practicable following receipt of any unsolicited written offer, the Bank will communicate to Purchaser the terms of any proposal or request for information and the identity of the parties involved.

         SECTION 5.14 Consents and Approvals. The Bank shall use its best efforts to obtain all consents and approvals from third parties at the earliest practicable time.

         SECTION 5.15 Environmental Investigation; Right to Terminate Agreement.

     A. Purchaser and its consultants, agents and representatives shall have the right to the same extent that the Bank has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to January 15, 1997. Purchaser shall notify the Bank prior to any physical inspections of the Property, and the Bank may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Purchaser, Purchaser shall (i) notify the Bank of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to January 31, 1997. Purchaser shall give reasonable notice to the Bank of such secondary investigations, and the Bank may place reasonable time and place restrictions on such secondary investigations.

     B. Purchaser shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.19 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Purchaser because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) the Bank has refused to allow Purchaser to conduct an Environmental Inspection or secondary investigation in a manner that Purchaser reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to February 28, 1997, Purchaser shall advise the Bank in writing as to whether Purchaser intends to terminate this Agreement because Purchaser disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. The Bank shall have the opportunity to correct any objected to violations or conditions to Purchaser's reasonable satisfaction prior to March 20, 1997. In the event that the Bank fails to demonstrate its satisfactory correction of the violations or conditions to Purchaser, Purchaser may terminate the Agreement on or before March 31, 1997.

     C. The Bank agrees to make available to Purchaser and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. The Bank also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Purchaser and shall be entitled to certify the same in favor of Purchaser and its consultants, agents and representatives and make all other data available to Purchaser and its consultants, agents and representatives.

     D. For purposes of this Section, the term "Property" or "Properties" shall have the same meaning given in Section 3.19(E).

         SECTION 5.16 Proxies. All of the members of the Board of Directors of the Bank shall execute the Voting Agreement and Irrevocable Proxy in the form of Exhibit "B" attached hereto. Such persons shall vote the shares of Bank Stock owned by them in favor of the Merger Agreement and the Merger and the transactions contemplated hereby and thereby.

                                   ARTICLE VI.
                             COVENANTS OF PURCHASER

         Purchaser hereby makes the covenants set forth in this Article VI to the Bank.

         SECTION 6.01 Best Efforts. Purchaser agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         SECTION 6.02 Incorporation and Organization of Newco. Purchaser will incorporate Newco under the laws of the State of California.

         SECTION 6.03 Merger Agreement. Purchaser will, and will cause Newco to, as soon as practicable after the execution of this Agreement, enter into the Merger Agreement, a form of which is attached hereto as Exhibit "A", and Purchaser shall perform, and shall cause Newco to perform, all of their respective obligations thereunder.

         SECTION 6.04 Information for Applications and Statements. Purchaser will promptly, but in no event later than ten (10) business days after receipt of a request by the Bank, furnish to the Bank all information concerning Purchaser and Newco, including, but not limited to, financial statements, required for inclusion in (i) any proxy statement or offering document to be used by the Bank in connection with the approval of the shareholders of the Bank of the transactions contemplated hereby and the exchange of the Bank Stock for cash pursuant to the Merger and (ii) any application or statement to be made by the Bank to or filed by the Bank with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Purchaser represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Purchaser shall otherwise fully cooperate with the Bank in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

         SECTION 6.05 Acts of Newco. Prior to the Closing, Purchaser shall not cause Newco to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

         SECTION 6.06 Untrue Representations. Purchaser shall promptly notify the Bank in writing if Purchaser becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to the Bank or any representation or warranty made in or pursuant to this Agreement or that results in Purchaser's failure to comply with any covenant, condition or agreement contained in this Agreement.

         SECTION 6.07 Litigation and Claims. Purchaser shall promptly notify the Bank of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Purchaser, threatened against Purchaser or Newco that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Purchaser or Newco pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 6.08 Regulatory and Other Approvals. Purchaser shall file or cause to be filed no later than forty-five (45) calendar days from the date of this Agreement applications for all regulatory approvals required to be obtained by Purchaser or Newco in connection with this Agreement and the other agreements contemplated hereby. Purchaser shall promptly furnish the Bank and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. Purchaser shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

         SECTION 6.09 Adverse Change. Purchaser shall promptly notify the Bank in writing if any change or development shall have occurred or been threatened that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.



                                  ARTICLE VII.
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BANK

         All obligations of the Bank under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank:

         SECTION 7.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by Purchaser in this Agreement or in any document or schedule delivered to the Bank pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Purchaser shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.

         SECTION 7.02 Shareholder Approvals. The holders of at least the minimum required percentage of each class of Bank Stock entitled to vote on the Merger and the Merger Agreement shall have approved the Merger and the Merger Agreement.

         SECTION 7.03 Government and Other Approvals. Purchaser and the Bank shall have received approvals, acquiescence or consents, all on terms and conditions reasonably acceptable to Purchaser in its sole discretion, of the transactions contemplated by this Agreement, and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve, the FDIC and the California Superintendent, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

         SECTION 7.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, or
(c) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject the Bank or subject any officer, director, shareholder or employee of the Bank to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through
(c) above.

         SECTION 7.05 Opinion of Legal Counsel to Purchaser. The Bank shall have received an opinion of counsel to Purchaser in connection with the transactions contemplated by this Agreement, dated as of the Closing Date and addressed to the Bank, substantially as described in Exhibit "C".


                                  ARTICLE VIII.
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser.

     SECTION 8.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by the Bank in this Agreement or in any document or schedule delivered to Purchaser pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). The Bank shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Bank prior to or at the Closing.

         SECTION 8.02 Shareholder Approvals. The holders of at least the minimum required percentage of each class of Bank Stock entitled to vote on the Merger and the Merger Agreement shall have approved the Merger and the Merger Agreement.

         SECTION 8.03 Government and Other Approvals. Purchaser and the Bank shall have received approvals, acquiescence or consents (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated by Section 5.03), all on terms and conditions acceptable to Purchaser in its sole discretion, of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including but not limited to the Federal Reserve, the FDIC and the California Superintendent, and all applicable waiting periods shall have expired, and Purchaser or the Bank shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, Purchaser may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

     SECTION 8.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of the Bank, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Purchaser or the Newco or subject any officer, director, shareholder or employee of Purchaser or the Newco to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through
(e) above.

         SECTION 8.05 Opinion of Legal Counsel to the Bank. Purchaser shall have received an opinion of counsel to the Bank in connection with the transactions contemplated by this Agreement, dated the Closing Date and addressed to Purchaser, substantially as described in Exhibit "D".

         SECTION 8.06 Dissenting Shareholders. No more than ten percent (10%) of the issued and outstanding shares of Bank Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders.

         SECTION 8.07 Accounting Treatment. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to Purchaser, Purchaser shall not have received notification from any proper regulatory authority that Purchaser's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and Purchaser shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

         SECTION 8.08 Releases and Resignations. Purchaser shall have received from each of the directors of the Bank an instrument dated the Closing Date releasing the Bank from certain claims of such directors, the form of which is attached as Exhibit "E." Purchaser shall have received from each of the executive officers of the Bank an instrument dated the Closing Date releasing the Bank from certain claims of such officers, the form of which is attached as Exhibit "F." Each of the directors of the Bank shall have delivered to Purchaser, if requested, their resignations as directors of the Bank, effective as of the Closing Date.

         SECTION 8.09 Employment Arrangements. Purchaser or its subsidiary bank shall have been able to enter into mutually acceptable arrangements with senior management of the Bank regarding their continued service with Purchaser or its subsidiary bank following the Closing.

         SECTION 8.10 No Material Adverse Change. There shall have been no Material Adverse Change since December 31, 1995.

                                   ARTICLE IX.
                      EXPENSES, TERMINATION AND ABANDONMENT

         SECTION 9.01 Expenses. Each of the parties hereto shall bear its respective costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement; provided, however, in the event that:

     (a) (i) if this Agreement is terminated by Purchaser pursuant to Section 9.02(d) or Section 9.02(e) because the Bank had knowledge of an untrue or inaccurate representation or warranty when made, or the Bank intentionally failed to satisfy or fulfill a covenant or agreement that the Bank could reasonably satisfy or fulfill, or by the Bank pursuant to Section 9.02(h), the Bank shall pay to Purchaser a termination fee of $1,305,000 (being 5% of the Merger Consideration) within ten (10) business days after such termination;

     (ii) if this Agreement is terminated by Purchaser pursuant to Section 9.02(d) or Section 9.02(e) but either the Bank did not have knowledge of an untrue or inaccurate representation or warranty when made, or the Bank did not intentionally fail to satisfy or fulfill a covenant or agreement, then the Bank shall pay to Purchaser an amount equal to all of Purchaser's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, which payment shall be made within ten (10) business days after such termination;

     (b) (i) if this Agreement is terminated by the Bank pursuant to Section 9.02(d) or Section 9.02(e) because the Purchaser had knowledge of an untrue or inaccurate representation or warranty when made, or the Purchaser intentionally failed to satisfy or fulfill a covenant or agreement that the Bank could reasonably satisfy or fulfill, Purchaser shall pay to the Bank a termination fee of $1,305,000 (being 5% of the Merger Consideration) within ten (10) business days after such termination;

     (ii) if this Agreement is terminated by Bank pursuant to Section 9.02(d) or
Section 9.02(e) but either the Purchaser did not have knowledge of an untrue or inaccurate representation or warranty when made, or the Purchaser did not intentionally fail to satisfy or fulfill a covenant or agreement, then the Purchaser shall pay to the Bank an amount equal to all of the Bank's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, which payment shall be made within ten (10) business days after such termination;

     (c) if this Agreement is terminated because Purchaser is unable to obtain all necessary regulatory approvals (Section 9.02(f)), Purchaser shall pay to the Bank a termination fee of $1,305,000 (being 5% of the Merger Consideration) within ten (10) business days after such termination, unless such failure to obtain all necessary regulatory approvals is due to the condition or results of operations of the Bank in which case no termination fee shall be payable; and

     (d) if this Agreement is terminated by Purchaser because the results of its due diligence are unsatisfactory (Section 9.02(i)), Purchaser shall pay to the Bank a termination fee of $1,305,000 (being 5% of the Merger Consideration) within ten (10) business days after such termination, unless the results of Purchaser's due diligence reveal that the condition and results of operations of the Bank are not materially as represented to Purchaser in information provided to Purchaser by the Bank for the purposes of Purchaser's due diligence.

         SECTION 9.02  Termination.  This Agreement may be terminated:

     (a) at any time by written agreement between Purchaser and the Bank;

     (b) by either Purchaser or the Bank if the Closing has not occurred by July 31, 1997, or such later date as may be agreed to by Purchaser and the Bank;

     (c) by Purchaser, if there has been a Material Adverse Change;

     (d) by either Purchaser or the Bank by written notice to the other, if the other has breached any of its covenants in Article V or Article VI of this Agreement in any material respect and has failed to correct or cure any such breach within twenty (20) business days after notice thereof is given by the nonbreaching party;

     (e) by either Purchaser or the Bank by written notice to the other, if any representation or warranty given or made by such other party in this Agreement or in any schedule or other document delivered by such other party in accordance with the terms of this Agreement, is or becomes untrue or incorrect in any material respect and is not corrected within twenty (20) business days after written notice thereof is given by the party terminating this Agreement to the party giving or making such representation or warranty, provided that any such notice shall be delivered promptly upon discovery of the breach;

     (f) by either Purchaser or the Bank, if (i) any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions,
(ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable, or (iii) Purchaser reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement;

     (g) by Purchaser or the Bank if the Agreement is not approved by the required vote of shareholders of the Bank;

     (h) by Bank by written notice to Purchaser, if (i) a proposal for a Third Party Transaction (as defined below) involving the Bank has been made or received and the Board of Directors of Bank determines, in the exercise of its good faith judgment (based on an opinion of independent legal counsel) that such termination is required in order for the Bank's Board of Directors to comply with its fiduciary duties to Bank's shareholders, or (ii) following receipt by Bank of a proposal for a Third Party Transaction, the Board of Bank shall have altered its determination to recommend that the shareholders of Bank approve this Agreement or shall have failed to proceed to hold the special Shareholders' Meeting of Bank to approve this Agreement, in either case of which Bank shall give Purchaser prompt written notice of its election to terminate this Agreement pursuant to this Section 9.02 (h).

     For purposes of this Section 9.02 (h), a "Third Party Transaction" shall include (i) any successful tender offer for more than 50% of the outstanding shares of Bank, (ii) any merger or consolidation of Bank with or into any entity other than Bank or an affiliate of Bank, (iii) any sale of all or substantially all of the assets of Bank (iv) any reorganization of Bank or other transaction that results or when completed would result in a disposition of substantially all of the assets of Bank, or (v) a change in ownership of more than 50% of the outstanding common stock of Bank; and

     (i) by Purchaser pursuant to the terms of Section 1.08 hereof.


         SECTION 9.03 Notice of Termination. The power of termination provided for by Section 9.02 hereof may be exercised only by a notice given in writing, as provided in Section 12.06 of this Agreement.

         SECTION 9.04 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.02 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 9.01 hereof, and (b) the provisions of Article XI hereof shall remain applicable.


                                   ARTICLE X.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         SECTION 10.01 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive Closing.

                                   ARTICLE XI.
                            CONFIDENTIAL INFORMATION

         SECTION 11.01 Definition of "Recipient," "Disclosing Party," "Representative" and "Person". For purposes of this Article XI, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 11.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and
(2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article XI shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

         SECTION 11.02 Definition of "Subject Information". For purposes of this
Article XI, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

         SECTION 11.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

         SECTION 11.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         SECTION 11.05 Return of Subject Information. In the event of termination of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

         SECTION 11.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XI of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of Article XI of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article XI of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                                  ARTICLE XII.
                                  MISCELLANEOUS

         SECTION 12.01 Brokerage Fees and Commissions. Purchaser hereby represents to the Bank that no agent, representative or broker has represented Purchaser in connection with the transactions described in this Agreement. The Bank shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Purchaser, and Purchaser hereby agrees to indemnify and hold the Bank harmless for any amounts owed to any agent, representative or broker of Purchaser. The Bank hereby represents to Purchaser that no agent, representative or broker has represented the Bank or any or all of the shareholders in connection with the transactions described in this Agreement. Purchaser shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the Bank or any shareholder of the Bank, and Purchaser shall be indemnified and held harmless for any amounts owed to any agent, representative or broker of the Bank or any shareholder of the Bank.

         SECTION 12.02 Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     SECTION 12.03 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

         SECTION 12.04 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         SECTION 12.05 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.05. All communications must be in writing and addressed as follows:

                  IF TO THE BANK:

                           First Valley Bank
                           200 North "H" Street
                           Lompoc, California 93436-6095
                           Telecopy: (805) 736-2449
                           Attention:  Mr. Terrill F. Cox,
                                          Chairman of the Board


                  WITH A COPY TO:


                           Mr. Marvin L. Holen
                           Van Petten & Holen
                           Suite 1100, Omni Centre

FINIDAL:48103.6 29490-00005
                                                        41

                           900 Wilshire Boulevard
                           Los Angeles, California   90017-4712
                           Telecopy: (213) 489-4750



                  IF TO PURCHASER:

                           Santa Barbara Bancorp
                           1021 Anacapa Street
                           Santa Barbara, California 93101-2036
                           Telecopy: (804) 564-6293
                           Attention:  Mr. David W. Spainhour,
                                          President and Chief Executive Officer

                  WITH A COPY TO:

                           Mr. Charles E. Greef
                           Mr. Peter G. Weinstock
                           Jenkens & Gilchrist,
                           a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202-2799
                           Telecopy:  (214) 855-4300

         SECTION 12.06 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN SANTA BARBARA, CALIFORNIA.

         SECTION 12.07 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         SECTION 12.08  Certain Definitions.

     A. "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

     B. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     C. "Material Adverse Change" means any material adverse change (excluding the occurrence of expenses in connection with the Merger) since December 31, 1995 in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Bank and specifically includes, without limitation, any change that reduces the shareholders' equity of the Bank below $14,900,000. Notwithstanding the foregoing, Material Adverse Change will not include depreciation in the investment securities portfolio of the Bank unless such depreciation (i) has occurred and is continuing after the date of this Agreement and (ii) on the Closing Date, equals or exceeds 7.5% of the fair market value of the Bank's investment portfolio, as reflected on the Bank's September 30, 1996 Call Report.

     D. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA"), (c) the Clean Water Act, 33 U.S.C. ss.1251 et seq., as amended ("CWA"), (d) the Clean Air Act, 42 U.S.C. ss.7401 et seq., as amended ("CAA"),
(e) the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., as amended ("TSCA"), (f) the Emergency Planning and Community Right to Know Act, 15 U.S.C. ss.2601 et seq., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended.

     E. "Hazardous Material" means, without limitation, (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under CWA, (d) any hazardous air pollutants as defined under CAA, (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (g) asbestos, (h) polychlorinated biphenyls, (i) underground storage tanks, whether empty, filled or partially filled with any substance, (j) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (k) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal. Notwithstanding the foregoing, "Hazardous Material" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses.

     F. "Derivatives" shall mean financial contracts the value, purpose, or terms of which are derived from the performance of assets, interest rates, currency exchange rates, or indexes, including, by way of illustration and without limitation, structured debt obligations and deposits, swaps, futures, options, caps, floors, collars, forwards and various combinations thereof.

         SECTION 12.09 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

         SECTION 12.10 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         SECTION 12.11 Rules of Construction. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

     SECTION 12.12 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 12.12 shall be void and of no effect.

         SECTION 12.13 Public Disclosure. Neither Purchaser nor the Bank will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, Purchaser and the Bank will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or which may be necessary to obtain regulatory approval for the transactions contemplated hereby.

         SECTION 12.14 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 12.05 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.05 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

         SECTION 12.15 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Purchaser and the Bank at any time before or after adoption of this Agreement by the shareholders of the Bank but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that decreases the Merger Consideration to be paid for the Bank Stock as set forth in
Section 1.05 or that materially and adversely affects the rights of the shareholders of the Bank hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         IN WITNESS WHEREOF, Purchaser and the Bank have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


SANTA BARBARA BANCORP



David W. Spainhour, President and
Chief Executive Officer

and



Jay D. Smith, Secretary


FIRST VALLEY BANK



Terrill F. Cox, Chairman of the Board


and



John P. Lizarraga, Secretary



                                   EXHIBIT "A"


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is made this 11th day of December, 1996, by and between FIRST VALLEY BANK, LOMPOC, CALIFORNIA (the "Existing Bank") and NEW LOMPOC, INC. ("Newco"), and joined in by SANTA BARBARA BANCORP, a California corporation ("BHC").

                              W I T N E S S E T H:

         A. The Existing Bank is a California banking corporation duly organized and existing under the laws of the State of California having its principal office in the City of Lompoc, State of California, with authorized capital stock of 500,000 shares of common stock, $1.00 par value ("Existing Bank Common Stock"), 450,000 of which are validly issued and outstanding.

         B. Newco is an interim California corporation duly organized and existing under the laws of the State of California, having its principal office in the City of Lompoc, State of California, with authorized capital stock consisting of 1,000 shares of common stock, par value $1.00 per share (the "Newco Stock"), all of which are issued and outstanding.

         C. A majority of the Boards of Directors of each of the Existing Bank and Newco, pursuant to the authority given by and in accordance with the provisions of the California General Corporation Law (the "California Code"), as amended, has approved this Merger Agreement under which Newco shall be merged with and into the Existing Bank (the "Merger") and have authorized the execution hereof; and the Board of Directors of the BHC has approved this Merger Agreement, authorized BHC to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by BHC.

         D. As and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by Newco, the Existing Bank and BHC in order to consummate the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the Existing Bank and Newco, joined by BHC, hereby agree that Newco shall be merged with and into the Existing Bank on the following terms and conditions:

          1. Merger of Newco and the Existing Bank. At the Effective Date (as defined in Section 13), Newco shall be merged with and into the Existing Bank pursuant to the provisions of Section 1107 of the California Code ("Section 1107") as amended. The current Articles of Incorporation of the Existing Bank shall constitute the Articles of Incorporation of the bank resulting from the Merger (the "Resulting Bank") until the same shall be amended and changed as provided by law.

         2. Effects of the Merger. The Merger shall have the effects set forth in Section 1107. The Resulting Bank shall be deemed to be a continuation in entity and identity of each of the Existing Bank and Newco; shall be subject to all the liabilities, obligations, duties and relations of each merging bank, and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to the Existing Bank and Newco.

         3. Name and Offices of the Resulting Bank. The name of the Resulting Bank shall be "First Valley Bank." The existing office and facilities of the Existing Bank shall be the principal office and facilities of the Resulting Bank following the Merger.

         4. Directors and Officers. The directors, advisory directors and officers of the Resulting Bank at the Effective Date shall be as set forth on Schedule One to this Agreement and each of such persons shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Resulting Bank or as otherwise provided by law.

     5. Exchange of the Existing Bank Stock.

     A. At the Effective Date (as defined below) by virtue of this Agreement and without any further action on the part of any holder, all holders of the Existing Bank Stock (the "Shareholders") shall be entitled to receive from BHC, as of the Effective Date, $58.00 in cash (the "Merger Consideration") for each share of Existing Bank Stock owned by such holder at the Effective Date; provided, however, that in the event the Effective Date does not occur on or prior to March 31, 1997, the Merger Consideration per share shall increase by $.011 per day commencing April 1, 1997 and continuing through the Effective Date.

     B. The number of shares of Newco Stock outstanding at the Effective Date shall, at the Effective Date and by virtue of the Merger and without any action on the part of BHC or any other party as holder thereof, be converted into a like number of shares of common stock of the Resulting Bank with a par value of $1.00 per share, with the effect that the number of shares of the common stock of the Resulting Bank outstanding immediately after the Effective Date shall be equal to the aggregate number of shares of Existing Bank Stock issued and outstanding immediately before the Effective Date.

     C. The shares of Existing Bank Stock issued and outstanding at the Effective Date shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are preferred with respect thereto, be converted into the right to receive the consideration set forth in Section 5.A.

     D. On or following the Effective Date, each holder of Existing Bank Stock shall be required to surrender his shares of Existing Bank Stock to Santa Barbara Bank & Trust (the "Exchange Agent") and, upon such surrender, each such holder shall be entitled to receive from Purchaser an amount of cash as determined pursuant to Section 5.A. Until so surrendered, each such outstanding certificate representing shares of Existing Bank Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive such consideration from Purchaser as described in
Section 5.A.

     6. Stock Transfer Books. The stock transfer books of Newco shall be closed as of the close of business at the Effective Date, and no transfer of record of any of the shares of the Newco Stock shall take place thereafter.

     7. The Existing Bank Shareholders' Meeting. This Merger Agreement shall be submitted to the shareholders of the Existing Bank at a meeting called to be held as promptly as practicable and to the sole shareholder of Newco by written consent of the sole shareholder. Upon approval by the requisite vote of the shareholders of the Existing Bank and the approval of the sole shareholder of Newco, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section 13 hereof.

     8. Dissenters' Rights. Any shareholder of the Existing Bank who perfects his dissenter's rights in accordance with the provisions of Chapter 13 of the California Code shall be governed by such provisions of law.

     9. Conditions to Consummation of the Merger. Consummation of the Merger as provided herein shall be conditioned upon the receipt of all consents, orders and approvals and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Merger, including without limitation, the approvals of the FDIC, the Board of Governors of the Federal Reserve System and the Superintendent of Banks of the State of California.

     10. Termination. This Merger Agreement may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of the Existing Bank, by mutual consent of the Boards of Directors of both Newco and the Existing Bank.

     11. Effect of Termination. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 10 hereof, the same shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either Existing Bank, Newco, BHC or the directors, officers, employees, agents or stockholders of any of them.

     12. Waiver, Amendment and Modification. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of the Existing Bank by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of the Existing Bank, by BHC and the Existing Bank; provided, however, that in no event may any amendment hereto be made after action by the shareholders of the Existing Bank that affects the value of the consideration to be received by the shareholders of the Existing Bank specified in Section 5 of this Merger Agreement or that materially and adversely affects the rights of the Existing Bank's shareholders hereunder without the requisite approval of such shareholders. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

     13. Effective Date. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law, and the conditions specified in this Merger Agreement, the Merger shall become effective at the opening of business on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of California under the seal of his office authorizing the Resulting Bank to conduct the business of banking, such time being herein called the "Effective Date."

     14. Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     15. Governing Law. THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

     16. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Date, as may be deemed necessary or desirable in order to vest in and confirm to the Resulting Bank title to and possession of any assets of Newco or the Existing Bank acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

     17. Assignment. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 17 shall be void and of no effect.

     18. Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     19. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     20. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

     21. Articles, Sections, Exhibits and Schedules. Unless otherwise indicated, all articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement and all exhibits referred to herein are exhibits attached to this Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

     22. Binding Effect. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.

                       [Signature pages on following page]




         IN WITNESS WHEREOF, the Existing Bank and Newco have caused this Merger Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, and the directors constituting a majority of the Board of Directors of such bank and corporation have hereunto subscribed their names.

FIRST VALLEY BANK,
Lompoc, California




Terrill F. Cox, Chairman of the Board


and



John F. Lizarraga, Secretary


A Majority of the Directors of
FIRST VALLEY BANK
Lompoc, California







NEW LOMPOC, INC.

By:
Name:
Its:



ATTEST:


________________, Secretary

A Majority of the Directors of
NEW LOMPOC, INC.




         BHC hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, BHC has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SANTA BARBARA BANCORP

[ seal ]


David W. Spainhour,
President and Chief Executive Officer

and



Jay D. Smith, Secretary


                                  SCHEDULE ONE

                  DIRECTORS AND OFFICERS OF THE RESULTING BANK




DIRECTORS                  David A. Abts
                           Don Lafler
                           John J. McGrath
                           Jay D. Smith
                           David W. Spainhour
                           William S. Thomas, Jr.
                           Kent M. Vining



OFFICERS      David W. Spainhour        -        Chairman of the Board
                                                 Chief Executive Officer
              Dean E. Minor             -        President
              John P. Lizarraga         -        Secretary
              Kent M. Vining            -        Assistant Secretary
              Jan Van Bergen            -        Sr. Vice President
              A.R. Ayala                -        Sr. Vice President
              Raymond F. Down           -        Vice President
              John A. Riedel            -        Vice President


                                  EXHIBIT "B"

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


         This VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of December 11, 1996 is executed by and among First Valley Bank, Lompoc, California, a California banking association (the "Bank"), Santa Barbara Bancorp, a California corporation ("Santa Barbara"), Terrill Cox ("Cox"), as a proxy, David W. Spainhour ("Spainhour") as a substitute proxy, and the director shareholders of the Bank listed on the signature page to this Agreement who are all directors of the Bank (together with Cox referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

         WHEREAS, the Bank and Santa Barbara have executed that certain Agreement and Plan of Reorganization, dated as of December 11, 1996 (the "Reorganization Agreement"), providing for the merger of an interim California corporation ("Newco") with the Bank (the "Merger").

         WHEREAS, Section 5.16 of the Reorganization Agreement requires that the Bank deliver to Santa Barbara the irrevocable proxies of the Shareholders; and

         WHEREAS, the Bank and Santa Barbara are relying on the irrevocable proxies in incurring expenses in reviewing the Bank's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.

         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Santa Barbara, the Bank and the Shareholders undertake, promise, covenant and agree with each other as follows:

         1. The Shareholders, being the holders of the shares of common stock of the Bank (the "Bank Stock") set forth below their names on the signature pages hereto, hereby agree to vote at the shareholders' meeting referred to in Section
1.06 of the Reorganization Agreement (the "Meeting") such shares of Bank Stock and all shares of Bank Stock the Shareholders own of record as of the date of the Meeting and to direct the vote of all shares of Bank Stock that the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger and the Agreement and Plan of Merger by and between the Bank and Newco (the "Merger Agreement") and all of the agreements and transactions contemplated by the Reorganization Agreement and the Merger Agreement.

         2. In order to better effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Cox, with full power of substitution, his or her true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at the Meeting all of such Shareholder's Shares in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated by the Reorganization Agreement and the Merger Agreement, with such modifications to the Merger and the Merger Agreement as the parties thereto may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger or the Merger Agreement if the Reorganization Agreement or the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

         3. Cox, by his execution below, hereby appoints Spainhour as substitute proxy to act as the Proxy Holder under this Agreement; provided, however, that such appointment of Spainhour as Proxy Holder is subject to revocation by Cox at any time upon notice to the Bank. Spainhour, by his execution below as substitute Proxy Holder, agrees to vote all of the Shareholders' Shares at the Meeting in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated by the Reorganization Agreement and the Merger Agreement, with such modifications to the Merger and the Merger Agreement as the parties may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger or the Merger Agreement if the Reorganization Agreement or the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

         4. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Santa Barbara, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares, or another holder of Bank Stock in the amount of such Shares, to deliver to Santa Barbara an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

         5. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

         6. The Shareholders acknowledge that the Bank and Santa Barbara are relying on this Agreement in incurring expenses in reviewing the Bank's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW. The Shareholders and the Bank acknowledge that the performance of this Agreement is intended to benefit Santa Barbara.

         7. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Reorganization Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the transactions contemplated by the Reorganization Agreement and the Merger Agreement.

         8. The vote of the Proxy Holder shall control in any conflict between his vote of the Shares and a vote by the Shareholders of the Shares, and the Bank agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger and the Merger Agreement as set forth in Section 1 hereof.

          9. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Bank, Santa Barbara and such Shareholder.

         10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         11. This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

         12. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

         13. THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

FIRST VALLEY BANK, LOMPOC, CALIFORNIA



Terrill F. Cox, Chairman of the Board



John F. Lizarraga, Secretary

Address for the Bank:

First Valley Bank
200 North "H" Street
Lompoc, California 93436-609


SANTA BARBARA BANCORP



David W. Spainhour,
President and Chief Executive Officer

and


Jay D. Smith, Secretary

Address for Santa Barbara:

Santa Barbara Bancorp
1021 Anacapa Street
Santa Barbara, California 93101-2036


PROXY HOLDER:



Terrill F. Cox

Address for the Proxy Holder:

First Valley Bank
200 North "H" Street
Lompoc, California 93436-609


SUBSTITUTE PROXY HOLDER:



David W. Spainhour



Address for the Substitute Proxy Holder:

Santa Barbara Bancorp
1021 Anacapa Street
Santa Barbara, California 93101-2036




SHAREHOLDERS:


Name:
Number of Shares Owned:
Address:



Name:
Number of Shares Owned:
Address:



Name:
Number of Shares Owned:
Address:



Name:
Number of Shares Owned:
Address:


Name:
Number of Shares Owned:
Address:



Name:
Number of Shares Owned:
Address:


Name:
Number of Shares Owned:
Address:

                                  EXHIBIT "C"


                         OPINION OF COUNSEL TO PURCHASER

     1. Purchaser is a corporation validly existing and in good standing under the laws of the State of California and has the power and authority to own its property and carry on its business as now conducted.

     2. Newco is a corporation duly organized under the laws of the State of California.

     3. This Agreement has been duly authorized by all necessary corporate action on the part of Purchaser, has been executed and delivered by Purchaser, and constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     4. The Merger Agreement has been duly authorized by all necessary corporate action on the part of Newco and Purchaser, has been executed and delivered by Newco and Purchaser, and constitutes the valid and legally binding obligation of Newco and Purchaser, enforceable in accordance with its terms.

     5. The execution, delivery and performance by Purchaser of this Agreement will not violate any covenants or conditions of the Articles of Incorporation or Bylaws of Purchaser and will not violate any provision of law nor any order of any court or governmental agency.

     6. The execution, delivery and performance by Purchaser and Newco of the Merger Agreement will not violate any covenants or conditions of the Articles of Incorporation or Bylaws of Purchaser or Newco and will not violate any provision of law nor any order of any court or governmental agency.

     7. All necessary regulatory approvals and consents for Purchaser and Newco to consummate the transactions contemplated by this Agreement and the Merger Agreement have been obtained;

     8. Purchaser owns all of the outstanding securities of Newco, free and clear of any and all liens, pledges, security interests, encumbrances, buy-sell agreements, preemptive rights and adverse claims of every kind or character; and

     9. Such other matters as counsel for the Bank may reasonably request.

     In giving the foregoing opinions, such counsel may rely upon the opinion of other legal counsel satisfactory to the Bank and upon certificates of public officials and officers and directors of Purchaser and Newco. Such opinions may be based on such assumptions and subject to such qualifications and limitations as are usual in legal opinions in similar situations.


                                   EXHIBIT "D"

                         OPINION OF COUNSEL TO THE BANK

     1. The Bank is a California banking corporation, duly organized, validly existing and in good standing under the laws of the State of California and has the power and authority to own its property and carry on its business as now conducted.

     2. Each of this Agreement and the Merger Agreement has been duly authorized by all necessary corporate action on the part of the Bank, has been executed and delivered by the Bank, and constitutes the valid and legally binding obligation of the Bank, enforceable in accordance with its terms.

     3. The execution, delivery and performance by the Bank of this Agreement and the Merger Agreement will not violate any covenants or conditions of the Articles or Bylaws of the Bank and will not violate any provision of law, any order of any court or governmental agency or result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Bank pursuant to the provisions of any indenture, mortgage, trust, franchise, permit, license, note or other agreement or instrument known to such counsel to which the Bank is a party.

     4. To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting the Bank, at law or in equity or before or by any governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which are likely to result in a Material Adverse Change other than that certain case styled Alison Mitchell v. First Valley Bank, et. al.

     5. The entire authorized capital stock of the Bank consists of 500,000 shares of common stock, par value $1.00 per share, 450,000 of which are issued and outstanding, and that there are no (i) other outstanding equity securities of any kind or character, including but not limited to preferred stock, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating the Bank to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class.

     6. All necessary regulatory approvals and consents, and, to the best knowledge of such counsel, all other approvals and consents, for the Bank to consummate the transactions contemplated by this Agreement and the Merger Agreement have been obtained.

     7. Such other matters as counsel for Purchaser may reasonably request.

     In giving the foregoing opinions, such counsel may rely upon the opinion of other legal counsel satisfactory to Purchaser and upon certificates of public officials and officers and directors of the Bank. Such opinions may be based on such assumptions and subject to such qualifications and limitations and in such form as are usual in legal opinions in similar situations.


                                   EXHIBIT "E"

                                     RELEASE
                                   (Director)


         This Release (the "Release"), dated as of ________ ___, 1997, is made by ____________________________ (the "Director"), in favor of First Valley Bank, Lompoc, California, a California banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of December 11, 1996, by and between the Bank and Santa Barbara Bancorp, it is a condition to the consummation of the transactions contemplated by the Reorganization Agreement that the Director shall have executed and delivered to the Bank an instrument releasing the Bank from any and all claims of such Director;

         WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.08 of the Reorganization Agreement as discussed above;

     WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein;

         NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

     1. The Director acknowledges that, to the best of his knowledge, there are no existing claims or defenses, personal or otherwise, or rights of setoff whatsoever against the Bank, except as a result of the Director's capacity as a depositor with the Bank. The Director for himself and on behalf of his heirs and assigns (the "Director Releasing Parties") releases, acquits and forever discharges the Bank, its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of (i) the Director's capacity as a depositor with the Bank, (ii) any claim for unpaid directors' fees, or (ii) any claim for indemnification by the Bank the Director may have in the future pursuant to the Articles of Incorporation of the Bank (an "Article Indemnification"). It is intended that this Release shall release all claims of any kind or nature that any of the Director Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of (i) the Director's capacity as a depositor with the Bank or (ii) Article Indemnifications. The Director specifically waives the provisions of California Civil Code Section 1542 providing that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

     2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by the Bank. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Director may have or be entitled to against the Bank, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

     3. The Director represents and warrants that he has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he has entered into this Release freely of his own accord and without reliance on any representations of any kind of character not set forth herein. The Director has been encouraged to retain and consult with separate legal counsel from that of the Bank prior to entering into this release.

     4. This Release shall be construed and enforced in accordance with the laws of the State of California, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                  THE DIRECTOR:




                                   Print Name:



STATE OF CALIFORNIA                         ss.
                                            ss.
COUNTY OF ___________                       ss.

This instrument was acknowledged before me on ___________________________, 199__, by _____________________________________,
Individually.



Notary Public in and for the State of California

Printed Name:

My Commission Expires:



                                   EXHIBIT "F"

                                     RELEASE
                                    (Officer)

         This Release (the "Release"), dated as of ______ ___, 1997, is made by ______________________________ (the "Officer"), in favor of First Valley Bank,
Lompoc, California, California banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of December 11, 1996, by and between the Bank and Santa Barbara Bancorp, it is a condition to the consummation of the transactions contemplated by the Reorganization Agreement that the Officer shall have executed and delivered to the Bank an instrument releasing the Bank from any and all claims of such Officer;

         WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.08 of the Reorganization Agreement as discussed above;

     WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein;

         NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

     1. The Officer acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of setoff whatsoever against the Bank, except as a result of the Officer's capacity as a depositor with the Bank, or for salary or bonus due to such Officer in the ordinary course of business. The Officer for himself or herself and on behalf of his or her heirs and assigns (the "Officer Releasing Parties") releases, acquits and forever discharges the Bank, its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of
(i) the Officer's capacity as a depositor with the Bank, (ii) for salary, bonus and other compensation and benefits due to such Officer in the ordinary course of business, or (iii) any claim for indemnification by the Bank the Officer may have under the articles of Incorporation of the Bank (an "Article Indemnification"). It is intended that this Release shall release all claims of any kind or nature that any of the Officer Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of (i) the Officer's capacity as a depositor with the Bank, (ii) for salary, bonus and other compensation and benefits due to such Officer in the ordinary course of business or (iii) for Article Indemnifications. The Officer specifically waives the provisions of California Civil Code Section 1542 providing that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

     2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by the Bank. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Officer may have or be entitled to against the Bank, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

     3. The Officer represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Officer has been encouraged to retain and consult with separate legal counsel from that of the Bank prior to entering into this release.

     4. This Release shall be construed and enforced in accordance with the laws of the State of California, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                  THE OFFICER:



                                   Print Name:



STATE OF CALIFORNIA                         ss.
                                            ss.


COUNTY OF ___________                       ss.

This instrument was acknowledged before me on ___________________________, 199__, by _____________________________________,
Individually.



Notary Public in and for the State of California

Printed Name:

My Commission Expires: